UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2024

THE GEO GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	1-14260	65-0043078
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4955 Technology Way, Boca Raton, Florida	33431
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (561) 893-0101

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 Par Value	GEO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 7 – Regulation FD

Item 7.01. Regulation FD Disclosure

The GEO Group, Inc. (“GEO” or the “Company”) announced today that on January 4, 2024, GEO filed motions with the U.S. District Court, Central District of California, in the case of Roman v. Wolf, to Intervene and to Vacate several injunction orders (collectively, the “Orders”) including an intake prohibition order issued three years ago that limits the use of the GEO-owned 1,940 bed Adelanto ICE Processing Center in Adelanto, California (the “Facility”) based on then-prevailing COVID-19 conditions. GEO was joined in its filings by three unions representing over 350 employees at the Facility.

On December 19, 2019, U.S. Immigration & Customs Enforcement (“ICE”) and GEO entered into a 15-year contract for the provision of secure residential housing and care at the Facility, consisting of a 5-year base period, ending on December 19, 2024, followed by two 5-year option periods. The Facility contract generates approximately $85 million in annualized revenues for GEO.

On December 18, 2023, GEO received a new task order from ICE establishing February 19, 2024 as the end of the contract performance period, ten months short of the end of the Facility’s base contract term. The next day, on December 19th, ICE issued a public statement, saying, in part, that “While no final decision has been made regarding the disposition of the facility, ICE must consider the effect of ongoing litigation that prevents full use of the facility, likelihood of relief from that litigation, the cost associated with maintaining the facility and the operational requirements for effective national detention operations.”

GEO believes the task order and public statement issued by ICE demonstrate that the government is considering whether to discontinue its use of the Facility before the end of the contract’s base term due to the ongoing impact of the outdated COVID-19 related limitations imposed by the federal court over three years ago. As a result, GEO and the three unions representing the Facility’s employees have taken legal action to protect GEO’s interests which include the annualized revenues referred to above and the potential loss of jobs by 350-plus Facility employees.

This Form 8-K contains forward-looking statements regarding future events that involve risks and uncertainties that could materially and adversely affect actual results, including statements regarding GEO’s filings in the case of Roman v. Wolf and statements regarding the Facility, the Orders, the contract, potential decisions and actions that may be taken by ICE and the potential impact on GEO. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate,” or “continue” or the negative of such words and similar expressions. Risks and uncertainties that could cause actual results to vary from current expectations and forward-looking statements contained in this Form 8-K include, but are not limited to: (1) GEO’s ability to succeed in its motion to Intervene and Vacate in the case of Roman v. Wolf; (2) changes in federal and state government policy, orders, directives, legislation and regulations that affect public-private partnerships with respect to secure, correctional and detention facilities, processing centers and reentry centers, including any future decisions or actions taken by ICE with respect to the Facility; (3) changes in federal immigration policy; (4) public and political opposition to the use of public-private partnerships with respect to secure correctional and detention facilities, processing centers and reentry centers; and (5) other factors contained in GEO’s Securities and Exchange Commission periodic filings, including its Form 10-K, 10-Q and 8-K reports, many of which are difficult to predict and outside of GEO’s control.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GEO GROUP, INC.

January 8, 2024	By:	/s/ Shayn P. March
Date		Shayn P. March
Acting Chief Financial Officer, Executive Vice President, Finance and Treasurer
(Principal Financial Officer)

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